Exhibit 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference in this Registration Statements on Form S-3 of eBay Inc. of our report dated November 18, 2005, relating to the consolidated financial statements of Skype Technologies S.A., which appears in the Current Report on Form 8-K/A of eBay Inc. dated November 30, 2005. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
PricewaterhouseCoopers S.à r.l.
Réviseur d’entreprises
Luxembourg
November 29, 2005